As filed with the U.S. Securities and Exchange Commission on February 4, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SABRE CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	7370	20-8647322
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3150 Sabre Drive

Southlake, TX 76092

Telephone: (682) 605-1000

(Address including zip code, telephone number, including area code, of Registrant’s Principal Executive Offices)

Rachel A. Gonzalez, Esq.

Executive Vice President and General Counsel

Sabre Corporation

3150 Sabre Drive

Southlake, TX 76092

Telephone: (682) 605-1000

Telecopy: (682) 605-7523

(Name, address including zip code, telephone number, including area code, of agent for service)

Copies To:

David Lopez, Esq. Pamela L. Marcogliese, Esq. Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, NY 10006 (212) 225-2000	Craig E. Marcus, Esq. Ropes & Gray LLP Prudential Tower, 800 Boylston Street Boston, MA 02199 (617) 951-7000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.   ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☒   File No. 333-201682

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.01 par value	4,370,000	$20.75	$90,677,500	$10,536.73

(1)	Based on the public offering price.
(2)	The registrant previously registered securities on a Registration Statement on Form S-1 (File No. 333-201682), which was declared effective on February 4, 2015. In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of $90,677,500 is hereby registered, which includes shares that the underwriters have the option to purchase.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement on Form S-1 (the “462(b) Registration Statement”) is being filed pursuant to Rule 462(b) (“Rule 462(b)”) under the Securities Act of 1933, as amended, for the purpose of registering an additional 4,370,000 shares of common stock, par value $0.01 per share (“Common Stock”), of Sabre Corporation (the “Company”), a Delaware corporation. This 462(b) Registration Statement relates to a public offering of shares of Common Stock contemplated by the Registration Statement on Form S-1 (File No. 333-201682), which was initially filed on January 26, 2015, and which, as amended, was declared effective by the Securities and Exchange Commission (the “Commission”) on February 4, 2015. Pursuant to Rule 462(b), the contents of the Registration Statement on Form S-1 (File No. 333-201682), including all exhibits thereto and the power of attorney related thereto, are hereby incorporated by reference into this 462(b) Registration Statement and shall be deemed part of this Rule 462(b) Registration Statement. This Rule 462(b) Registration Statement includes the registration statement facing page, this page, the signature page, an exhibit index, an opinion of counsel regarding the legality of the securities being registered and a related consent, and the consents of the Company’s independent registered public accounting firms.

The Company hereby (i) undertakes to pay the Commission the filing fee set forth on the cover page of this Rule 462(b) Registration Statement by a wire transfer of such amount as soon as practicable (but no later than the close of business on February 5, 2015) and (ii) certifies that it has sufficient funds in the relevant account to cover the amount of such filing fee.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Southlake, State of Texas on February 4, 2015.

SABRE CORPORATION

/s/ Rachel Gonzalez
By: Rachel Gonzalez
Title: Executive Vice President and General Counsel

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* Thomas Klein	President, Chief Executive Officer and Director (principal executive officer)	February 4, 2015

* Richard A. Simonson	Executive Vice President and Chief Financial Officer (principal financial officer)	February 4, 2015

* Jami Kindle	Vice President of Global Accounting (principal accounting officer)	February 4, 2015

* Lawrence W. Kellner	Chairman and Director	February 4, 2015

* George R. Bravante, Jr.	Director	February 4, 2015

* Gary Kusin	Director	February 4, 2015

* Greg Mondre	Director	February 4, 2015

* Judy Odom	Director	February 4, 2015

* Joseph Osnoss	Director	February 4, 2015

* Karl Peterson	Director	February 4, 2015

* By:	/s/ Rachel Gonzalez
Name: Rachel Gonzalez Title: Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Young Conaway Stargatt & Taylor, LLP.

23.1	Consent of Young Conaway Stargatt & Taylor, LLP (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP.

23.3	Consent of REDW LLC.